                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)          JUNE 30, 1995
                              LADD FURNITURE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
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
             North Carolina                               0-11577                                  56-1311320
    (STATE OR OTHER JURISDICTION OF
             INCORPORATION)                       (COMMISSION FILE NUMBER)            (I.R.S. EMPLOYER IDENTIFICATION NO.)

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
One Plaza Center, Box HP-3, High Point, North Carolina          27261-1500
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                        (ZIP CODE)
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REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE         (910) 889-0333
                                       N/A
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT.)

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ITEM 1. CHANGES IN CONTROL OF REGISTRANT.
     Not Applicable.
ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.
     Not Applicable.
ITEM 3. BANKRUPTCY OR RECEIVERSHIP.
     Not Applicable.
ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.
     Not Applicable.
ITEM 5. OTHER EVENTS.
     (a) DIVESTITURE PLANS: On June 30, 1995, LADD Furniture, Inc. (the "Registrant") announced plans to sell four of its 12 operating companies -- Brown Jordan Company, Daystrom Furniture, Fournier Furniture, Inc. and Lea Lumber & Plywood. As a result of writing these businesses down to their estimated market value, restructuring the remaining eight operating companies to improve their collective operating performance, and increasing reserves to reflect the current softness in the residential furniture industry, the Registrant will incur an after-tax charge to income of approximately $26 million in the second quarter of 1995.
     It is anticipated that the proceeds from the sales of the companies will be used to reduce the Registrant's debt. The divestitures, in combination with other planned strategic actions, will reduce the Registrant's debt by approximately $50 million, to approximately $105 to $110 million. The divestiture process will commence immediately, and the Registrant anticipates completing the sales by the end of 1995.
     (b) WAIVER OF DEBT COVENANTS: The Registrant has obtained a waiver through August 15, 1995 of any violations of financial covenants contained in the Amended and Restated Credit Agreement with NationsBank of North Carolina, N.A., as Agent, dated October 19, 1994 (the "Credit Facility") which would occur as a result of the costs of the strategic actions described above and the results of operations for the quarter ended July 1, 1995. Prior to August 15, 1995, the Registrant anticipates that the Credit Facility will be amended and certain financial covenants will be revised to reflect the current level of operations and the divestitures.
ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS.
     Not Applicable.
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.
        a) EXHIBITS
           10.1 Waiver letter from NationsBank, N.A. (Carolinas), as Agent, dated June 29, 1995.
                99.1 Press Release of LADD Furniture, Inc. dated June 30, 1995.
ITEM 8. CHANGE IN FISCAL YEAR.
     Not Applicable.
                                   SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
                                         LADD FURNITURE, INC.
Date: July 7, 1995                       By: /s/     William S. Creekmuir
                                             WILLIAM S. CREEKMUIR
                                         TITLE: SENIOR VICE PRESIDENT, CHIEF
                                         FINANCIAL OFFICER,
                                           TREASURER AND SECRETARY
                                       1

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                                                                   June 29, 1995
NationsBank, N.A. (Carolinas), as Agent
NationsBank Corporate Center
100 North Tryon Street
Charlotte, NC 28255
     RE:  AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF OCTOBER 19, 1994,
          AS AMENDED, AMONG LADD FURNITURE, INC. ("BORROWER"), NATIONSBANK, N.A. (CAROLINAS) F/K/A NATIONSBANK OF NORTH CAROLINA, N.A., AS AGENT, THE GUARANTORS PARTY THERETO AND THE BANKS PARTY THERETO (THE "CREDIT AGREEMENT"). ALL CAPITALIZED TERMS USED HEREIN AND NOT OTHERWISE DEFINED SHALL HAVE THE MEANINGS ASCRIBED THERETO IN THE CREDIT AGREEMENT
Ladies and Gentlemen:
     This letter is to inform you that an Event of Default may exist under the terms of the Credit Agreement due to the Borrower's potential failure to be in compliance with Section 8.10, 8.11 and/or 8.12 of the Credit Agreement for the Quarterly Date ending closest to June 30, 1995 (the "June 30 Financial Covenant Defaults").
     The Borrower hereby requests that the Banks waive their right to enforce any of their rights and remedies under the Credit Agreement with respect to the June 30 Financial Covenant Defaults until August 15, 1995 and that the Banks evidence such waiver by executing below.
                                         Sincerely,
                                         LADD FURNITURE, INC.
                                         By:
                                                   WILLIAM S. CREEKMUIR,
                                              SENIOR VICE PRESIDENT AND CHIEF
                                                      FINANCIAL OFFICER
     The Banks hereby agree to the waiver requested by the Borrower as set forth above. This is a one time waiver and (a) does not modify or amend Section 8.10,
8.11 or 8.12 of the Credit Agreement or (b) allow the Borrower to be in violation of Section 8.10, 8.11 or 8.12 of the Credit Agreement subsequent to August 15, 1995. This waiver shall expire on August 15, 1995 and any failure by the Borrower to be in compliance with Section 8.10, 8.11 or 8.12 of the Credit Agreement (including, without limitation, for the Quarterly Date ending closest to June 30, 1995) subsequent to August 15, 1995 shall constitute an Event of Default and shall enable the Banks to enforce their rights and remedies with respect thereto. This letter agreement does not constitute a waiver of any Default or Event of Default that may exist (including, without limitation, the June 30 Financial Covenant Defaults) and does not constitute a modification or amendment to the Credit Agreement except as expressly set forth above.
Agreed to as of June 29, 1995
                                         NATIONSBANK, N.A. (CAROLINAS)
                                         f/k/a NationsBank of North Carolina,
                                         N.A., in its capacity as Agent and as a
                                         Bank
                                         By:
                                                     GREGORY W. POWELL
                                                   SENIOR VICE PRESIDENT
                                         CIBC, INC.
                                         By:
                                           Name:
                                           Title:

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                                         CREDITANSTALT CORPORATE FINANCE, INC.
                                         By:
                                           Name:
                                           Title:
                                         WACHOVIA BANK OF NORTH CAROLINA, N.A.
                                         By:
                                           Name:
                                           Title:
                                         ABN AMRO BANK N.V.
                                         By:
                                           Name:
                                           Title:
                                         BRANCH BANKING AND TRUST COMPANY
                                         By:
                                           Name:
                                           Title:
                                         COMMONWEALTH BANK, A DIVISION OF
                                         MERIDIAN BANK
                                         By:
                                           Name:
                                           Title:
                                         FIRST UNION NATIONAL BANK OF NORTH
                                         CAROLINA
                                         By:
                                           Name:
                                           Title:
                                         PNC BANK, NATIONAL ASSOCIATION
                                         By:
                                           Name:
                                           Title:

                                         NBD BANK F/K/A NBD BANK, N.A.
                                         By:
                                           Name:
                                           Title:

                                  NEWS RELEASE
                             FOR IMMEDIATE RELEASE
                                 June 30, 1995
                              Contact: John J. Ong
                                 (910) 888-6353
                      LADD PLANS TO DIVEST FOUR COMPANIES
                      TAKE SECOND QUARTER EARNINGS CHARGE
     HIGH POINT, NC -- LADD Furniture, Inc. chairman Richard R. Allen announced today that the company is planning to sell four of its 12 operating companies -- Brown Jordan, Daystrom Furniture, Fournier Furniture and Lea Lumber & Plywood. As a result of writing these four businesses down to their estimated market value, restructuring the remaining eight LADD operating companies to improve their collective operating performance, and increasing the company's reserves to reflect the current softness in the residential furniture industry, LADD will incur a non-cash after-tax charge of approximately $26 million in the second quarter.
     Allen said the four companies were identified for divestiture following an extensive strategic analysis of all 12 of LADD's operating units. He said the companies to be sold had either not met LADD's performance objectives or were not considered strategically important to LADD's future growth prospects. "Brown Jordan and Lea Lumber & Plywood have each been very successful and have established leadership positions within their respective market segments," Allen said, "However, these businesses do not possess natural synergies with LADD's other operating companies." Neither Daystrom nor Fournier have achieved acceptable levels of profitability, according to Allen.
     Allen continued, "The divestiture of these four businesses will allow LADD's management team to focus its efforts on improving the profitability of the remaining eight companies, which enjoy a strong collective presence in the casegoods and upholstery categories of the U.S. residential furniture industry." After the companies are divested, Allen noted, LADD will have annual sales of approximately $520 million, compared to more than $600 million currently. He stated that the divestiture process will commence immediately and that LADD anticipates completing the sales by the end of 1995.
     Allen said that the second quarter after-tax earnings charge of approximately $26 million will include provisions for expected losses on the planned divestitures, the discontinuation of certain unprofitable products, the closing of four free-standing company-owned retail stores, and the disposition of selected equipment being removed from service. Further, given current indications of economic weakness, LADD will increase its reserves for bad debts and slow-moving inventories where appropriate, he noted.
     Allen said he expects that the divestitures, in combination with other planned strategic actions, will reduce LADD's debt by nearly $50 million. After completion of the divestitures, the company's debt is expected to be approximately $105-$110 million.
     Allen added that, aside from the one-time earnings charge, LADD's second quarter operating results, to be released in late July, will be negatively impacted by recent weakness in U.S. retail furniture sales. He said, "Although we remain encouraged by our success at the April international home furnishings market, some of our operating companies have taken a significant amount of plant downtime during the second quarter as a result of the sales declines which have been experienced by many furniture retailers in recent months." Reflecting this retail softness and plant downtime, Allen noted, LADD will report a second quarter operating loss. He added, "We remain hopeful that consumers will resume their purchases of durable goods, including furniture, later this year."
     In addition to the strategic divestitures and the earnings charge, Allen said LADD's Board of Directors intends to reduce LADD's dividend payment rate by approximately 50 percent effective with the September quarterly dividend. He noted that the board will meet in late August to establish the company's new quarterly cash dividend rate. The current quarterly rate is $.09 per LADD common share.
     Headquartered in High Point, NC LADD is one of the largest North American manufacturers of residential furniture and a leading supplier of contract furniture both domestically and abroad. After the divestitures mentioned above, LADD will continue to market its wide range of wood and upholstered furniture products under the major brand names of American Drew, American of Martinsville, Barclay, Clayton Marcus, Design Horizons, Kenbridge, Lea, Pennsylvania House and Pilliod, and market these products worldwide through LADD International. LADD will also continue to own and operate one support company, LADD Transportation. LADD's stock is traded on the Nasdaq National Market under the symbol LADF.